                                                                  EXHIBIT 10 (t)

            COMPENSATORY ARRANGEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     Set forth below are the base salaries of the named executive officers of the Company, effective February 1, 2005:

         NAME AND TITLE                     2005 SALARY
         --------------                     -----------
George H. Glatfelter II
Chairman and Chief Executive Officer           $530,200

Dante C. Parrini                               $334,008
Executive Vice President and Chief
Operating Officer

John C. van Roden, Jr.                         $305,340
Executive Vice President and Chief
Financial Officer

Werner A. Ruckenbrod                           $301,298
Vice President Long Fiber & Overlay
Papers

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(1)  Mr. Ruckenbrod's compensation is paid in Euros. The amount set forth above represents the U.S. dollar equivalent based on the average exchange rate during the first two months of 2005.

     The annual base salaries are subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time. Each of the above executive officers has a change in control employment agreement, which is included as exhibits to the 2004 10-K. Also, each executive officer participates in the Company's 1992 Long-Term Incentive Plan and in its Management Incentive Plan, each of which are included as exhibits to the 2004 10-K.